EXHIBIT 99.1

Amphenol	News Release
World Headquarters
358 Hall Avenue
P. O. Box 5030
Wallingford, CT 06492-7530
Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

THIRD QUARTER 2010 DIVIDEND PAYMENT

Wallingford, Connecticut. July 29, 2010.  Amphenol Corporation (NYSE-APH) confirmed today that its Board of Directors approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share at its meeting held on July 28, 2010.  The Company will pay its third quarter dividend for 2010 on or about October 6, 2010 to shareholders of record as of September 15, 2010.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe, Asia and Africa and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.